                                                                    EXHIBIT 99.1


                   National-Oilwell Retirement and Thrift Plan

                 Financial Statements and Supplemental Schedules


                          Year ended December 31, 1998





                                    CONTENTS

Report of Independent Auditors...........................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits..........................2
Statement of Changes in Net Assets Available for Benefits................3
Notes to Financial Statements............................................4


Supplemental Schedules

Item 27(a) - Schedule of Assets Held for Investment Purposes............12
Item 27(d) - Schedule of Reportable Transactions........................13

                         Report of Independent Auditors

The Benefit Plan Administrative Committee
National-Oilwell Retirement and Thrift Plan

We have audited the accompanying statements of net assets available for benefits of National-Oilwell Retirement and Thrift Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, schedule of loans or fixed income obligations as of December 31, 1998, and reportable transactions for the year ended December 31, 1998, are presented for purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                           /s/ Ernst & Young LLP

June 7, 1999

                   National-Oilwell Retirement and Thrift Plan

                 Statements of Net Assets Available for Benefits


                                                                      DECEMBER 31
                                                                  1998            1997
                                                              -----------     -----------
ASSETS
Cash                                                          $     5,531     $      --
Receivables:
   Employer contributions                                       1,189,087         792,222
   Participant contributions                                      317,109         188,644
   Accrued income                                                 636,009         521,240
   Assets disposed                                                   --            13,151
                                                              -----------     -----------
Total receivables                                               2,142,205       1,515,257
Investments:
   Bank of America Short-Term Investment Fund                        --         7,835,187
   AET Money Market I Fund                                         62,237            --
   Armco, Inc. common stock                                       140,844         219,124
   National-Oilwell, Inc. common stock                          1,682,007            --
   Dodge & Cox Balanced Mutual Fund                                  --         4,885,889
   Ivy International Mutual Fund                                     --         4,516,918
   Vanguard S&P 500 Index Mutual Fund                                --         5,913,084
   The Equitable Life Assurance Society -
      Diversified Common Stock Fund                                  --        13,057,257
   AET Equity Index II Fund                                     8,333,986            --
   IDS Bond Fund                                                1,650,508            --
   AIM Balanced Fund                                            6,335,471            --
   Barron Asset Fund                                            1,557,410            --
   IDS Growth Fund                                             16,239,532            --
   IDS Blue Chip Advantage Fund                                 2,633,670            --
   Janus Worldwide Fund                                         5,574,061            --
   AET Income II Fund                                          14,442,585            --
   Participant loans                                            1,911,394       1,153,533
   Investment contracts with insurance companies (Note 3)      13,728,046      19,464,026
                                                              -----------     -----------
Total investments                                              74,291,751      57,045,018
                                                              -----------     -----------
Total assets                                                   76,439,487      58,560,275

LIABILITIES
Excess contributions to be refunded                                  --             8,324
Assets acquired                                                      --           512,898
Accrued expenses                                                     --            16,990
Other                                                               3,299            --
                                                              -----------     -----------
Total liabilities                                                   3,299         538,212
                                                              -----------     -----------
Net assets available for benefits                             $76,436,188     $58,022,063
                                                              ===========     ===========


See accompanying notes.

                   National-Oilwell Retirement and Thrift Plan

            Statement of Changes in Net Assets Available for Benefits


                          Year ended December 31, 1998

Additions:
   Employer contributions                            $ 3,655,724
   Participant contributions                           3,697,408
   Participant rollovers                                 451,045
   Interest and dividends                              2,554,737
   Net appreciation in fair value of investments       5,398,915
                                                     -----------
Total additions                                       15,757,829
Deductions:
   Benefits paid to participants                       7,581,451
   Administrative expenses                               128,243
                                                     -----------
Total deductions                                       7,709,694
Other changes in net assets:
   Transfers from other qualified plans (Note 1)      10,365,990
                                                     -----------

Net increase                                          18,414,125

Net assets available for benefits at:
   Beginning of year                                  58,022,063
                                                     -----------
   End of year                                       $76,436,188
                                                     ===========


See accompanying notes.

                   National-Oilwell Retirement and Thrift Plan

                          Notes to Financial Statements


                                December 31, 1998


1. DESCRIPTION OF THE PLAN

The following description of the National-Oilwell Retirement and Thrift Plan (the "Plan") is provided for general information only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions, a copy of which is available from National-Oilwell (the "Company").

GENERAL

The Plan was established effective April 1, 1987 for the benefit of the employees of the Company. The Plan is a defined contribution plan covering substantially all domestic employees who have completed at least one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

CONTRIBUTIONS

Participants may make both pretax and after-tax contributions to the Plan. The maximum a participant can contribute (both pretax and after-tax combined) is 14% of compensation, and the minimum is 2%. At its discretion, the Company may match a portion of the participant's contribution. For 1998 and 1997, the Company elected to match 25% of the first 6% of each participant's contribution. The Company may also make an additional discretionary matching contribution as of the end of each Plan year, which is determined by the Company's financial performance during the Plan year. For 1998 and 1997, the additional discretionary match was 40.31% and 43.78% of the first 6% of each participant's contribution, respectively. The Company also made two other types of discretionary contributions to the Plan in 1998 and 1997. The first type of contribution, the Employer Retirement Contribution, is allocated to participants' accounts based on their years of service. The second discretionary contribution, the Employer Medical Savings Contribution ("MSA"), was established to accumulate assets for payment of medical insurance premiums after retirement, and is allocated to the participants' accounts based on years of service. Each participant may direct the trustee to invest both the participant's and the Company's contributions in one or more investment options.

                  National-Oilwell Retirement and Thrift Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

INVESTMENT OPTIONS

All contributions were invested with the predecessor trustee, Bank of America, in either a Fixed Income Fund (comprised of the Bank of America Short-Term Investment Fund and investment contracts with insurance companies); an Equity Fund (consisting primarily of the Equitable Life Assurance Society - Diversified Common Stock Fund, a pooled separate account); a Balanced Fund (consisting primarily of the Dodge & Cox Balanced Mutual Fund); an International Fund (consisting primarily of the Ivy International Mutual Fund); and an Index Fund (consisting primarily of the Vanguard S & P 500 Mutual Fund).

Effective April 1, 1998, American Express Trust Company assumed record keeping and trustee responsibilities of the Plan and the Plan's fund options were changed to the following participant-directed fund options: AET Equity Index II Fund, IDS Bond Fund, AIM Balanced Fund, Barron Asset Fund, IDS Growth Fund, IDS Blue Chip Advantage Fund, Janus Worldwide Fund, National-Oilwell Stock Fund, and Stable Value Fund (consisting primarily of guaranteed investment contracts and the AET Income II Fund).

Employees choose between investment options in 5% increments. The Plan also contains shares of Armco stock which were transferred from the thrift plan of Armco Inc. Under the current Plan, however, no additional contributions will be invested in Armco stock.

VESTING

Participants are immediately vested in participant and employer contributions and the related earnings which have been credited to their accounts.

BENEFIT PAYMENTS

The Plan pays lump-sum benefits on retirement, disability, death, or termination of employment. In-service withdrawals, subject to certain rules and restrictions, may also be made from all but the retirement and MSA account balances.

                  National-Oilwell Retirement and Thrift Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT LOANS

The Plan includes a loan provision that permits participants to borrow up to the lesser of $50,000 or 50% of the total value of their Plan assets. The loans are payable in principal installments plus interest at prime plus 1% through payroll deductions and are due in one- to five-year terms. The loans are considered individually directed accounts which do not affect the assets of the other Plan participants.

ADMINISTRATIVE EXPENSES

Certain administrative expenses are paid from the Plan's assets. All other Plan expenses are paid by the Company.

TRANSFERS FROM OTHER QUALIFIED PLANS

Effective April 1, 1998, the Dreco, Inc. Employees' 401(k) Plan was merged into the Plan as a result of the Dreco Energy Service Ltd. acquisition occurring in 1997. Approximately $3.2 million in assets was transferred into the Plan related to the Dreco, Inc. Employees' 401(k) Plan.

Effective April 1, 1998, the PEP, Inc. Employee Profit Sharing/401(k) Plan merged into the Plan as a result of the PEP, Inc. acquisition occurring in 1997. Approximately $1.6 million in assets was transferred into the Plan related to the PEP, Inc. Employee Profit Sharing/401(k) Plan.

Effective October 1, 1998, the Phoenix Energy Products 401(k)/Profit Sharing Plan was merged into the Plan as a result of the Phoenix Energy Products, Inc. acquisition occurring in June 1998. Approximately $5.5 million in assets was transferred into the plan related to the Phoenix Energy Products 401(k)/Profit Sharing Plan.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. Participants would be 100% vested in their accounts in any event.

                  National-Oilwell retirement and Thrift Plan

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan have been prepared using the accrual method of accounting. Benefit payments to participants are recorded upon distribution.

INVESTMENT VALUATION

Short-term investments are stated at cost, which approximates fair value. Investments in corporate common stock and mutual funds are stated at fair value, based on quotations obtained from national securities exchanges. The investment contracts with insurance companies included in the Fixed Income Fund and Stable Value Fund are fully benefit-responsive and, therefore, are recorded at contract value which approximates fair value. Contract value represents contributions made under the contract plus interest at the contract rate less funds used to pay benefits and expenses. The fair value of the participation units owned by the Plan in the pooled separate account included in the Equity Fund is based on quoted redemption value on the last business day of the Plan year. Participant loans are stated at cost, which approximates fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes and schedules. Actual results could differ from those estimates.

3. INVESTMENT CONTRACTS WITH INSURANCE COMPANIES

The Company currently holds a guaranteed investment contract with Connecticut General Life Insurance Company ("CIGNA"), a group annuity contract with Kentucky Commonwealth Life Insurance Company ("Kentucky Commonwealth"), and a group annuity contract with New York Life Insurance Company ("New York Life"). Withdrawals of the funds' assets not in compliance with the CIGNA or New York Life contracts are subject to certain penalties.

                  National-Oilwell Retirement and Thrift Plan

3. INVESTMENT CONTRACTS WITH INSURANCE COMPANIES (CONTINUED)

The contract values at December 31, 1998 and 1997 are as follows:


                                   DECEMBER 31
                             1998            1997
                          -----------     -----------
CIGNA                     $ 5,655,553     $ 5,573,969
New York Life               3,757,001       3,702,547
Met Life                         --         5,937,626
Kentucky Commonwealth       4,315,492       4,249,884
                          ===========     ===========
                          $13,728,046     $19,464,026
                          ===========     ===========

The insurance companies maintain deposits in funds to which interest is added. The rates in effect for the years ended December 31, 1998 and 1997 are as follows:


                                        YEAR ENDED DECEMBER 31               MATURITY
                                        1998              1997                DATE
                                      ---------       ---------          ------------------
CIGNA                                  6.07%             6.07%           December 31, 1999
New York Life                          6.10%             6.10%           December 31, 1999
Met Life                               8.22%             8.22%           December 31, 1998
Kentucky Commonwealth                  6.41%             6.41%           January 2, 2001

All rates are fixed through maturity.

                   National-Oilwell Retirement and Thrift Plan

4. CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION


                                         NET ASSETS
                                       AVAILABLE FOR                                                                NETAPPRECIATION
                                        BENEFITS AT                            PARTICIPANT          INTEREST       (DEPRECIATION) IN
                                        DECEMBER 31          EMPLOYER       CONTRIBUTIONS AND          AND            FAIR VALUE OF
                                            1997           CONTRIBUTIONS        ROLLOVERS           DIVIDENDS         INVESTMENTS
                                      ---------------     ---------------     --------------      --------------   -----------------
Participant Directed:
   Fixed Income Fund                  $    27,902,549     $       152,361     $      180,668      $      355,101    $       63,232
   Equity Fund                             13,044,526              53,204             78,388               3,676         1,511,341
   Balanced Fund                            5,035,110              29,965             47,812             106,506           216,313
   International Fund                       4,585,969              28,970             44,553                 938           554,531
   Index Fund                               6,104,199              47,383             81,075              31,368           769,304
   Stable Value Fund                               --             558,158            533,312             256,661         1,069,351
   IDS Bond Fund                                   --              96,965            192,012              64,793           (31,288)
   AET Equity Index II Fund                        --             265,067            498,781              12,551           830,645
   AIM Balanced Fund                               --             132,845            279,477              52,272           122,990
   IDS Blue Chip Advantage Fund                    --             197,787            331,480             193,016           225,453
   Janus Worldwide Fund                            --             132,161            236,155             298,905            25,816
   Barron Asset Fund                               --             229,053            379,656              (7,121)          117,323
   IDS Growth Fund                                 --             235,977            481,319             970,442           189,922
   National-Oilwell Stock Fund                     --             161,290            299,561                 779          (241,613)
   Participant loans                        1,130,431                  --                 --             144,556                --
Non-Participant Directed:
   Armco Stock Fund                           219,279                  --                 --                  11           (24,405)
   Other                                           --           1,334,538            484,204              70,283                --
                                      ---------------     ---------------     --------------      --------------    --------------
                                      $    58,022,063     $     3,655,724     $    4,148,453      $    2,554,737    $    5,398,915
                                      ===============     ===============     ==============      ==============    ==============

                                                                                                                     NET ASSETS
                                                                                                                    AVAILABLE FOR
                                                                                                TRANSFERS FROM       BENEFITS AT
                                          BENEFIT        ADMINISTRATIVE      INTERFUND         OTHER QUALIFIED       DECEMBER 31
                                          PAYMENTS          EXPENSES         TRANSFERS               PLANS              1998
                                       --------------     ------------    ---------------       ------------       ---------------
Participant Directed:
   Fixed Income Fund                   $     (654,014)    $    (38,626)   $      (441,139)      $(27,520,132)       $           --
   Equity Fund                               (430,942)         (20,430)          (368,801)       (13,870,962)                   --
   Balanced Fund                             (143,849)          (1,856)           146,116         (5,436,117)                   --
   International Fund                        (106,912)          (1,954)          (219,267)        (4,886,828)                   --
   Index Fund                                 (54,998)          (2,343)           838,292         (7,814,280)                   --
   Stable Value Fund                       (3,466,887)         (25,806)          (446,647)        30,358,261            28,836,403
   IDS Bond Fund                              (47,627)          (1,392)           378,478            998,567             1,650,508
   AET Equity Index II Fund                  (520,704)          (7,190)          (622,148)         7,841,446             8,298,448
   AIM Balanced Fund                         (480,983)          (5,518)          (436,111)         6,670,499             6,335,471
   IDS Blue Chip Advantage Fund               (28,566)          (1,108)           290,848          1,424,760             2,633,670
   Janus Worldwide Fund                      (363,939)          (4,965)           (14,053)         5,263,981             5,574,061
   Barron Asset Fund                          (27,233)            (827)           701,303            163,655             1,555,809
   IDS Growth Fund                           (952,372)         (13,141)        (1,645,038)        16,955,289            16,222,398
   National-Oilwell Stock Fund                (37,089)            (889)         1,577,112              7,871             1,767,022
   Participant loans                         (254,912)              --            333,492            561,787             1,915,354
Non-Participant Directed:
   Armco Stock Fund                           (10,424)             (84)           (70,434)            26,905               140,848
   Other                                           --           (2,114)            (2,003)          (378,712)            1,506,196
                                       --------------     ------------    ---------------       ------------       ---------------
                                       $   (7,581,451)    $   (128,243)   $            --       $ 10,365,990       $    76,436,188
                                      ==============     ============    ===============       ============        ===============



See accompanying notes.

                  National-Oilwell Retirement and Thrift Plan

5. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:


                                                               DECEMBER 31
                                                                   1997
                                                               -----------
Net assets available for benefits per financial statements     $58,022,063
Amounts allocated to withdrawing participants                      115,729
                                                               -----------
Net assets available for benefits per Form 5500                $57,906,334
                                                               ===========

The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:


                                                                        YEAR ENDED
                                                                     DECEMBER 31 1998
                                                                    -------------------
Benefits paid to participants per the financial statements          $        7,581,451
Less amounts allocated to withdrawing participants at
 beginning of year                                                            (111,729)
                                                                    ------------------
Benefits paid to participants per Form 5500                         $        7,469,722
                                                                    ==================

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but which have not yet been paid as of that date.

6. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 18, 1997, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "IRC") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Benefit Plan Administrative Committee believes the Plan is being operated in compliance with the applicable requirements of the IRC and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

                  National-Oilwell Retirement and Thrift Plan

7. YEAR 2000 ISSUE (UNAUDITED)

The Company has determined that it will be necessary to take certain steps in order to ensure that the Plan's information systems are prepared to handle year 2000 dates. The Company is taking a two phase approach. The first phase addresses internal systems that must be modified or replaced to function properly. Both internal and external resources are being utilized to replace or modify existing software applications, and test the software and equipment for the year 2000 modifications. The Company anticipates substantially completing this phase of the project by June 1999. Costs associated with modifying software and equipment are not estimated to be significant and will be paid by the Company.

For the second phase of the project, Plan management established formal communications with its third party service providers to determine that they have developed plans to address their own year 2000 problems as they relate to the Plan's operations. All third party service providers have indicated that they will be year 2000 compliant by mid 1999. If modification of data processing systems of either the Plan, the Company, or its service providers are not completed timely, the year 2000 problem could have a material impact on the operations of the Plan. However, the Plan's management is developing a contingency plan in case the systems are inoperable for an extended period.

                   National-Oilwell Retirement and Thrift Plan

          Item 27(a) - Schedule of Assets Held for Investment Purposes


                                December 31, 1998


                             EIN: 76-0211719 PN: 001


       IDENTITY OF ISSUE, BORROWER,                                                                                    CURRENT
         LESSOR, OR SIMILAR PARTY                     DESCRIPTION OF INVESTMENT                       COST             VALUE
--------------------------------------------   -----------------------------------------        ---------------     -------------
*Armco Inc.                                    Armco Inc. common stock                          $       408,470     $     140,844

New York Life Insurance Company                Group Annuity Contract #GA 30498                       3,757,001         3,757,001

Connecticut General Life Insurance Company     Guaranteed Investment Contract #25198                  5,655,553         5,655,553

Kentucky Commonwealth Life Insurance Company   Group Annuity Contract #ADA00804FR                     4,315,492         4,315,492

*American Express Trust Company                AET Money Market I Fund                                   62,237            62,237

*National-Oilwell, Inc.                        National-Oilwell, Inc. common stock                    1,649,463         1,682,007

*American Express Trust Company                AET Equity Index II Fund                               7,461,593         8,333,986

*American Express Trust Company                IDS Bond Fund                                          1,673,019         1,650,508

*American Express Trust Company                AIM Balanced Fund                                      6,176,893         6,335,471

*American Express Trust Company                Barron Asset Fund                                      1,400,931         1,557,410

*American Express Trust Company                IDS Growth Fund                                       15,597,996        16,239,532

*American Express Trust Company                IDS Blue Chip Advantage Fund                           2,264,546         2,633,670

*American Express Trust Company                Janus Worldwide Fund                                   5,255,328         5,574,061

*American Express Trust Company                AET Income II Fund                                    14,267,012        14,442,585

*Participant loans                             Loans with various maturities and interest
                                                  rates ranging from 7.24% to 11.0%
                                                                                                             --         1,911,394
                                                                                                ---------------     -------------
                                                                                                $    69,945,534     $  74,291,751
                                                                                                ===============     =============


*Party-in-interest

                   National-Oilwell Retirement and Thrift Plan

                Item 27(d) - Schedule of Reportable Transactions


                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001




                                                                                                 PURCHASE         SELLING
  IDENTITY OF PARTY INVOLVED                        DESCRIPTION OF ASSET                          PRICE            PRICE
------------------------------                   ----------------------------                  -------------   ---------------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

American Express Trust Company                   Bank of America Short-Term
                                                   Investment Fund
                                                       Sales:                                  $          --   $  7,338,232
                                                                                                          --      5,329,730
                                                                                                          --      7,813,005
                                                                                                          --     13,867,452
                                                                                                          --      4,885,991

                                                       Purchases:                                  5,328,730             --
                                                                                                   6,960,280             --
                                                                                                   6,906,173             --
                                                                                                   4,884,991             --
                                                                                                   7,812,005             --

American Express Trust Company                   AET Equity Index II Fund
                                                       Purchase                                    7,814,280             --



                                                                                                 CURRENT VALUE OF
                                                                                 COST OF             ASSET ON          NET GAIN
   IDENTITY OF PARTY INVOLVED                    DESCRIPTION OF ASSET             ASSET          TRANSACTION DATE       (LOSS)
------------------------------                   ---------------------------  ------------    --------------------   -------------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

American Express Trust Company                   Bank of America Short-Term
                                                   Investment Fund
                                                       Sales:                 $   7,338,232   $     7,338,232        $        --
                                                                                  5,329,730         5,329,730                 --
                                                                                  7,813,005         7,813,005                 --
                                                                                 13,867,452        13,867,452                 --
                                                                                  4,885,991         4,885,991                 --

                                                       Purchases:                 5,328,730         5,328,730                 --
                                                                                  6,960,280         6,960,280                 --
                                                                                  6,906,173         6,906,173                 --
                                                                                  4,884,991         4,884,991                 --
                                                                                  7,812,005         7,812,005                 --

American Express Trust Company                   AET Equity Index II Fund
                                                       Purchase                   7,814,280         7,814,280                 --

                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                          PURCHASE         SELLING
   IDENTITY OF PARTY INVOLVED           DESCRIPTION OF ASSET                               PRICE            PRICE
------------------------------          ----------------------------                  -------------   ---------------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company          AIM Balanced Fund
                                              Purchase                                $   5,331,407   $         --

American Express Trust Company          IDS Growth Fund
                                              Purchase                                   13,984,226             --

American Express Trust Company          Janus Worldwide Fund
                                              Purchase                                    4,886,828             --

American Express Trust Company          AET Income II Fund
                                              Purchases:                                  6,424,308             --
                                                                                          7,338,232             --
American Express Trust Company          Metropolitan Life Insurance
                                           Company Group Annuity Contract
                                           #20096
                                             Sale                                                --      6,054,416


                                                                                              CURRENT VALUE OF
                                                                                 COST OF        ASSET ON          NET GAIN
   IDENTITY OF PARTY INVOLVED           DESCRIPTION OF ASSET                     ASSET        TRANSACTION DATE    (LOSS)
-------------------------------         ---------------------------              ----------   -----------------   ---------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED

American Express Trust Company          AIM Balanced Fund
                                              Purchase                       $   5,331,407   $     5,331,407    $        --

American Express Trust Company          IDS Growth Fund
                                              Purchase                          13,984,226        13,984,226             --

American Express Trust Company          Janus Worldwide Fund
                                              Purchase                           4,886,828         4,886,828             --

American Express Trust Company          AET Income II Fund
                                              Purchases:                         6,424,308         6,424,308             --
                                                                                 7,338,232         7,338,232             --

American Express Trust Company          Metropolitan Life Insurance
                                           Company Group Annuity Contract
                                              #20096
                                                Sale                             6,054,416         6,054,416             --

                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                                 PURCHASE         SELLING
   IDENTITY OF PARTY INVOLVED                        DESCRIPTION OF ASSET                         PRICE            PRICE
------------------------------                   ----------------------------                  -------------   ---------------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)


American Express Trust Company                   AET Money Market I Fund
                                                       Sale                                    $          --   $  2,956,937
                                                       Purchase                                    3,019,173             --

American Express Trust Company                   Dodge & Cox Balanced Mutual
                                                 Fund
                                                       Sale                                               --      5,328,730

American Express Trust Company                   Ivy International Mutual
                                                 Fund
                                                       Sale                                               --      4,884,991

American Express Trust Company                   Vanguard S&P 500 Index Mutual
                                                 Fund
                                                       Sale                                               --      7,812,005



                                                                                                    CURRENT VALUE OF
                                                                                      COST OF         ASSET ON           NET GAIN
   IDENTITY OF PARTY INVOLVED                   DESCRIPTION OF ASSET                   ASSET        TRANSACTION DATE      (LOSS)
-----------------------------                 -------------------------            ------------    ------------------   -----------
CATEGORY (i) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   AET Money Market I Fund
                                                       Sale                        $   2,956,937   $     2,956,937      $        --
                                                       Purchase                        3,019,173         3,019,173               --

American Express Trust Company                   Dodge & Cox Balanced Mutual
                                                 Fund
                                                       Sale                            4,511,873         5,328,730          816,857

American Express Trust Company                   Ivy International Mutual
                                                 Fund
                                                       Sale                            3,485,061         4,884,991        1,399,930

American Express Trust Company                   Vanguard S&P 500 Index Mutual
                                                 Fund
                                                       Sale                            5,814,031         7,812,005        1,997,974


                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                                 PURCHASE          SELLING
     IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                        PRICE             PRICE
---------------------------------                    -------------------------              --------------      -------------

CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS


American Express Trust Company                   Equitable Life Assurance Society -
                                                    Diversified Common Stock Fund
                                                       Sales:                                $            --   $  6,960,280
                                                                                                          --      6,906,173

American Express Trust Company                   Bank of America Short-Term
                                                  Investment Fund
                                                       Sales                                              --     44,787,322
                                                       Purchases                                  36,952,135             --

American Express Trust Company                   Vanguard S&P 500 Index Mutual
                                                  Fund
                                                       Sales                                              --      7,839,262
                                                       Purchases                                   1,156,874             --

American Express Trust Company                   Dodge & Cox Balanced Mutual
                                                 Fund
                                                       Sales                                              --      5,351,979
                                                       Purchases                                     249,777             --



                                                                                               CURRENT VALUE OF
                                                                                 COST OF           ASSET ON            NET GAIN
     IDENTITY OF PARTY INVOLVED             DESCRIPTION OF ASSET                  ASSET       TRANSACTION DATE         (LOSS)
--------------------------------        ------------------------------        -------------   ------------------   -------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

American Express Trust Company          Equitable Life Assurance Society -
                                           Diversified Common Stock Fund
                                              Sales:                          $   1,920,094   $     6,960,280      $   5,040,186
                                                                                  1,920,094         6,906,173          4,986,079

American Express Trust Company          Bank of America Short-Term
                                         Investment Fund
                                              Sales                              44,787,322        44,787,322                 --
                                              Purchases                          36,952,135        36,952,135                 --

American Express Trust Company          Vanguard S&P 500 Index Mutual
                                         Fund
                                              Sales                               5,834,411         7,839,262          2,004,851
                                              Purchases                           1,156,874         1,156,874                 --

American Express Trust Company          Dodge & Cox Balanced Mutual
                                        Fund
                                              Sales                               4,531,830         5,351,979            820,149
                                              Purchases                             249,777           249,777                 --

                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                              PURCHASE           SELLING
  IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                        PRICE              PRICE
-------------------------------                 ----------------------------                ---------------    --------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   Ivy International Mutual Fund
                                                       Sales                                   $          --   $  5,209,957
                                                       Purchases                                     138,507             --

American Express Trust Company                   The Equitable Life Assurance Society
                                                    Diversified Common Stock Fund
                                                       Sales                                              --     14,652,373
                                                       Purchases                                      83,775             --

American Express Trust Company                   AET Equity Index II Fund
                                                       Sales                                              --      2,214,255
                                                       Purchases                                   9,693,868             --

American Express Trust Company                   IDS Bond Fund
                                                       Sales                                              --        916,660
                                                       Purchases                                   2,609,832             --



                                                                                                 CURRENT VALUE OF
                                                                                   COST OF          ASSET ON            NET GAIN
     IDENTITY OF PARTY INVOLVED                DESCRIPTION OF ASSET                 ASSET        TRANSACTION DATE        (LOSS)
--------------------------------           -----------------------------        -------------   ------------------  --------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company             Ivy International Mutual Fund
                                                 Sales                          $   3,722,832   $     5,209,957     $    1,487,125
                                                 Purchases                            138,507           138,507                 --

American Express Trust Company             The Equitable Life Assurance Society
                                              Diversified Common Stock Fund
                                                 Sales                              4,564,392        14,652,373         10,087,981
                                                 Purchases                             83,775            83,775                 --

American Express Trust Company             AET Equity Index II Fund
                                                 Sales                              2,232,275         2,214,255            (18,020)
                                                 Purchases                          9,693,868         9,693,868                 --

American Express Trust Company             IDS Bond Fund
                                                 Sales                                936,813           916,660            (20,153)
                                                 Purchases                          2,609,832         2,609,832                 --

                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001


                                                                                                 PURCHASE          SELLING
     IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                        PRICE             PRICE
--------------------------------                 -----------------------------               ---------------   --------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   AIM Balanced Fund
                                                    Sales                                    $            --   $  1,525,261
                                                    Purchases                                      7,810,312             --

American Express Trust Company                   Barron Asset Fund
                                                    Sales                                                 --        267,839
                                                    Purchases                                      1,716,243             --

American Express Trust Company                   IDS Blue Chip Advantage Fund
                                                    Sales                                                 --        270,813
                                                    Purchases                                      2,535,381             --



                                                                                                     CURRENT VALUE OF
                                                                                      COST OF           ASSET ON          NET GAIN
     IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET             ASSET        TRANSACTION DATE       (LOSS)
---------------------------------               ------------------------------    --------------   -------------------  -----------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   AIM Balanced Fund
                                                    Sales                          $   1,633,419   $     1,525,261      $ (108,158)
                                                    Purchases                          7,810,312         7,810,312              --

American Express Trust Company                   Barron Asset Fund
                                                    Sales                                315,312           267,839         (47,473)
                                                    Purchases                          1,716,243         1,716,243              --

American Express Trust Company                   IDS Blue Chip Advantage Fund
                                                    Sales                                270,835           270,813             (22)
                                                    Purchases                          2,535,381         2,535,381              --

                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                               PURCHASE          SELLING
   IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                        PRICE             PRICE
-------------------------------                 -------------------------                    -------------     ------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   IDS Growth Fund
                                                       Sales                                 $            --   $  2,786,966
                                                       Purchases                                  18,567,013             --

American Express Trust Company                   Janus Worldwide Fund
                                                       Sales                                              --      1,169,010
                                                       Purchases                                   6,436,433             --

American Express Trust Company                   AET Income II Fund
                                                       Sales                                              --     14,035,807
                                                       Purchases                                  28,076,012             --

American Express Trust Company                   Metropolitan Life Insurance
                                                    Company Group Annuity Contract
                                                    # 20096
                                                       Sales                                              --      6,054,416
                                                       Purchases                                     116,790             --



                                                                                                       CURRENT VALUE OF
                                                                                         COST OF           ASSET ON       NET GAIN
   IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                  ASSET        TRANSACTION DATE   (LOSS)
-------------------------------                 -------------------------             -------------   ------------------  --------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   IDS Growth Fund
                                                       Sales                          $   2,969,017   $     2,786,966   $  182,051)
                                                       Purchases                         18,567,013        18,567,013           --

American Express Trust Company                   Janus Worldwide Fund
                                                       Sales                              1,181,105         1,169,010      (12,095)
                                                       Purchases                          6,436,433         6,436,433           --

American Express Trust Company                   AET Income II Fund
                                                       Sales                             13,809,000        14,035,807       226,807
                                                       Purchases                         28,076,012        28,076,012           --

American Express Trust Company                   Metropolitan Life Insurance
                                                    Company Group Annuity Contract
                                                    # 20096
                                                       Sales                              6,054,416         6,054,416           --
                                                       Purchases                            116,790           116,790           --



                   National-Oilwell Retirement and Thrift Plan

                          Year ended December 31, 1998


                             EIN: 76-0211719 PN: 001



                                                                                                 PURCHASE          SELLING
     IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                        PRICE             PRICE
---------------------------------                 ---------------------------                  -------------   ------------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   AET Money Market I Fund
                                                    Sales                                      $          --   $  2,956,936
                                                    Purchases                                      3,019,173             --

National Oilwell, Inc.                           National Oilwell, Inc. common stock
                                                    Sales                                                 --        366,294
                                                    Purchases                                      2,308,542             --


                                                                                                       CURRENT VALUE OF
                                                                                         COST OF           ASSET ON        NET GAIN
     IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET                ASSET        TRANSACTION DATE     (LOSS)
---------------------------------                 ---------------------------         -------------   -----------------  ----------
CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS (CONTINUED)

American Express Trust Company                   AET Money Market I Fund
                                                    Sales                             $   2,956,936   $     2,956,936    $      --
                                                    Purchases                             3,019,173         3,019,173           --

National Oilwell, Inc.                           National Oilwell, Inc. common stock
                                                    Sales                                   659,079           366,294     (292,785)
                                                    Purchases                             2,308,542         2,308,542           --

